UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2024

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street Suite 500 Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2024, Dr. Joana Goncalves, the Chief Medical Officer of Cara Therapeutics, Inc. (the “Company”), informed the Company of her intention to resign from her role effective April 16, 2024, to pursue another opportunity. Dr. Goncalves will continue to serve as Chief Medical Officer through April 16, 2024, to assist with an orderly transition as her duties are assumed by other members of the senior management team. Dr. Goncalves's departure is not related to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ CHRISTOPHER POSNER
Christopher Posner
President and Chief Executive Officer

Date: March 22, 2024